UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 24, 2012

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Walter J. Zable, founder, Chief Executive Officer and Chairman of the Board of the Registrant, passed away on June 23, 2012.  Effective as of June 24, 2012, the Registrant’s Board of Directors appointed William W. Boyle to serve as the Registrant’s interim President and Chief Executive Officer.  Mr. Boyle will continue in his current roles as Chief Financial Officer and as a member of the Registrant’s Board of Directors.

Information concerning Mr. Boyle’s business experience and compensation is incorporated by reference to the Registrant’s definitive Proxy Statement filed with the Securities and Exchange Commission on January 18, 2012.  There has been no change to Mr. Boyle’s compensation at this time.

Mr. Boyle has no family relationship with any of the officers or directors of the Registrant and there are no transactions in which Mr. Boyle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Walter C. Zable, previously the Vice Chairman of the Registrant’s Board of Directors, has been appointed Chairman of the Registrant’s Board of Directors and will remain Vice President.  Dr. Robert Sullivan will remain in his role as Lead Independent Director.

The Registrant issued a press release and the Registrant’s Board of Directors issued a statement announcing the passing of Mr. Walter J. Zable. Copies of the press release and the statement by the Registrant’s Board of Directors are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press release issued by the Registrant on June 25, 2012.

99.2	Statement of the Registrant’s Board of Directors on June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Vice President, General Counsel & Secretary